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                                                                    EXHIBIT 5.1



                   [STROOCK & STROOCK & LAVAN LLP LETTERHEAD]


February 19, 1997

United Companies Financial Corporation
4041 Essen Lane
Baton Rouge, Louisiana 70809

Re:     United Companies Financial Corporation
        Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel for United Companies Financial Corporation, a Louisiana corporation (the "Company"), in connection with the registration by the Company of (A) up to $500,000,000 aggregate initial offering price of its
(i) unsecured debt securities (the "Debt Securities"), which may be either senior or subordinated, (ii) shares of its preferred stock, par value $2.00 per share (the "Preferred Stock") and (iii) shares of its common stock, par value $2.00 per share, and associated preferred stock purchase rights (the "Common Stock," and together with the Debt Securities and the Preferred Stock, the "Securities"), and (B) an indeterminate amount of Debt Securities and an indeterminate number of shares of Common Stock and Preferred Stock that may be issued upon conversion or exchange of Securities as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We may also act as special counsel to the Company in connection with the possible future registration of up to $100,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Securities Act by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto and the 462(b) Registration Statement, if any.

The senior Debt Securities and the subordinated Debt Securities are to be issued pursuant to separate Indentures (each, an "Indenture") between the Company and The First National Bank of Chicago, as trustee, and The Bank of New York, as trustee, respectively (each, a "Trustee"). Certain of the terms of each series of Debt Securities may be set forth in a supplemental indenture to an Indenture (each, a "Supplemental Indenture") between the Company and a Trustee.

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United Companies Financial Corporation
February 19, 1997
Page 2

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York and the laws of the United States of America.

We have examined copies of the restatement of the articles of incorporation, as amended, and by-laws of the Company, forms of the Indentures and forms of the Debt Securities included therein, as well as the Registration Statement and forms of the agreements and other documents filed or to be filed as exhibits thereto. We also have examined the original, reproduced or certified copies of all such records of the Company, all such agreements, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinions hereafter expressed, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that when the issuance, execution and delivery of each series of Debt Securities (including any Debt Securities issued pursuant to the 462(b) Registration Statement, if any) has been authorized by all necessary corporate action of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and otherwise in accordance with the provisions of the applicable Indenture and related Supplemental Indenture, if any, and when such Debt Securities have been duly executed, authenticated and delivered by the applicable Trustee and sold as described in the Registration Statement, (a) such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, except that we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, and (b) the holders of such Debt Securities will be entitled to the benefits provided by the applicable Indenture and related Supplemental Indenture, if any.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any 462(b) Registration Statement, to the reference to us in the prospectus and each related prospectus supplement forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP